UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

NEXTWAVE WIRELESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33226	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12264 El Camino Real, Suite 305

San Diego, CA 92130

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (619) 573-1570

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 14, 2011, NextWave Wireless Inc. (the “Company”) entered into an Amendment and Limited Waiver (the “Amendment and Waiver”) to the Note Agreements (as defined below) governing the terms of: (i) the Senior Secured Notes (“First Lien Notes”) issued by NextWave Wireless LLC, a direct wholly-owned subsidiary of the Company (“Wireless”), (ii) the Senior-Subordinated Secured Second Lien Notes (“Second Lien Notes”) issued by Wireless and (iii) the Company’s Third Lien Subordinated Secured Convertible Notes (“Third Lien Notes” and, together with the First Lien Notes and Second Lien Notes, collectively, the “Notes”).

Pursuant to the Amendment and Waiver, all holders of the First Lien Notes, Second Lien Notes and Third Lien Notes (collectively, the “Holders”) consented to provide certain waivers under, and to amend the terms of, (i) the Purchase Agreement, dated as of July 17, 2006, among Wireless, the Company, as a guarantor, certain wholly-owned subsidiaries of Wireless that have guaranteed the obligations of Wireless under the First Lien Notes (the “Guarantors”), the Holders of First Lien Notes and The Bank of New York Mellon (formerly known as The Bank of New York) (“BNYM”), as Collateral Agent (as amended from time to time, the “First Lien Purchase Agreement”), (ii) the Second Lien Subordinated Note Purchase Agreement, dated as of October 9, 2008, among Wireless, the Company, as a guarantor, the Guarantors, the Holders of Second Lien Notes and BNYM, as Collateral Agent (as amended from time to time, the “Second Lien Purchase Agreement”), and (iii) the Third Lien Exchange Agreement dated as of October 9, 2008, among the Company, Wireless, as a guarantor, the Guarantors, the Holders of Third Lien Notes and BNYM, as Collateral Agent (as amended from time to time, the “Third Lien Purchase Agreement” and, together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, the “Note Agreements”).

The material terms of the Amendment and Waiver were effective to:

•	extend the maturity of the First Lien Notes to December 31, 2012;

•	extend the maturity of the Second Lien Notes to January 31, 2013;

•	extend the maturity of the Third Lien Notes to February 28, 2013; and

•

permanently waive past events of default under the Notes, which defaults were previously the subject of the Forbearance Agreement dated as of August 1, 2011, as described in detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2011.

No amendment or consent fee was paid to the Holders in connection with the Amendment and Waiver.

The Amendment and Waiver was approved by an independent committee of the Board of Directors of the Company consisting of members of the Board of Directors who do not have any direct or indirect economic interest in the Notes.

The foregoing is a summary of the material terms of the Amendment and Waiver. Investors are encouraged to review the entire text of the Amendment and Waiver, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

As described above, the following exhibit is filed with this report:

Exhibit 10.1 – Amendment and Limited Waiver, dated as of December 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Francis J. Harding
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Limited Waiver, dated as of December 14, 2011.